SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2002

SENETEK PLC
(Exact Name of Registrant as Specified in Charter)

England (State or Other Jurisdiction of Incorporation)	0-14691 (Commission File Number)	77-0039728 (I.R.S. Employer Identification No.)

620 Airpark Road
Napa, CA 94458
(Address of Principal Executive Offices)

(707) 226-3900
(Registrant’s telephone number, including area code)

Item 5.    Regulation FD Disclosure

On October 15, 2002, we issued a press release announcing the purchase by U.S. International Trading Corporation (USITC) of the rights to the Mill Creek personal care line, the Silver Fox care line and other brands acquired by us in our 1995 acquisition of Carme, Inc. We had licensed these product lines to USITC since 1999, and USITC made the purchase under a purchase option provided for in the license agreement.

The purchase price was $2.7 million, payable $400,000 at closing and not less than $400,000 per year beginning in 2003, plus interest on the outstanding balance. The transaction will close upon the recording of title transfers by the Patent and Trademark Office.

Item 7.    Exhibits

(c)  Exhibits

99.1	Press Release dated October 15, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENETEK PLC (registrant)

By:	/s/ FRANK J. MASSINO
Frank J. Massino Chief Executive Officer

Date: October 31, 2002

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EXHIBIT INDEX

99.1	Press Release dated October 15, 2002.